Sun Communities Reports 2007 Occupancy and Related Data and 2008 Guidance

SOUTHFIELD, Mich., Jan. 7 /PRNewswire-FirstCall/ -- Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured home communities, today reported certain final quantitative measures of performance for 2007 and issued 2008 earnings guidance.

The Company completed the year with an actual loss of 133 sites in the manufactured housing portfolio in 2007, an improvement of nearly 400 sites or 75% from the prior year actual and the 2007 budget. Occupancy benefited from another decline in homes repossessed by financial institutions which declined to approximately 800 compared to 1,060 in 2006 and continued strength in the rental home program. The Company experienced substantial improvement in occupancy in the second half of 2007 compared to 2006.

The Company sold 363 homes from its rental portfolio in 2007 compared to a budget of 320 and prior year sales of 170 homes. The occupancy in the rental home portfolio increased by 752 in 2007, net of sales, compared to 865 in 2006.

2008 GUIDANCE

It is the Company's expectation that Funds From Operations (FF0) (1) per share will be in the range of $2.76 -- $2.82 per share for 2008. The guidance is supported by the following assumptions:

SITE RENT INCREASES: The weighted average site rental increase for 2008 is expected to be 3.1 percent for manufactured home sites.

OCCUPANCY: Occupancy losses in the manufactured home portfolio improved from a loss of 508 sites in 2006 to a loss of 133 sites in 2007. We are budgeting for continued modest improvement for 2008 to a loss of just under 100 sites.

RENTAL HOME PROGRAM: The Company expects to achieve a weighted average rental increase of 3 percent in the rental home program in 2008. Occupancy in the program is expected to increase by 250 tenants, net of 600 rental home sales budgeted for 2008.

SALE OF NEW AND PREOWNED HOMES: The 2008 budget reflects the sale of 500 new and pre-owned homes compared to the 339 sold in 2007. This includes the sale of 90 new homes in our Signature Program.

RECURRING CAPITAL IMPROVEMENTS: The Company expects recurring capital expenditures to approximate $7.2 million in 2008 or $150 per site. Using the mid-point of earnings guidance, funds available for distribution will approximate $2.44 per share, resulting in a dividend which is 103 percent of funds available for distribution based on an annual dividend of $2.52. The dividend becomes 98 percent of funds available for distribution when funds available for distribution are adjusted for non-cash deferred compensation amortization and depreciation which is not added back in the determination of FFO per share. The above does not take into effect approximately $6 million of proceeds expected in 2008 from sales of excess land.

GENERAL & ADMINISTRATIVE EXPENSES: The Company expects general and administrative expenses related to rental property to approximate $16 million in 2008.

INTEREST EXPENSE: The budget as it relates to the Company's primary line of credit is based on an interest cost of 6.35% (30 day LIBOR + 1.65%).

SAME PROPERTY PORTFOLIO: The Company's same property portfolio of 135 communities is expected to generate growth in net operating income (2) of approximately 2.4 percent.

Sun Communities, Inc. is a real estate investment trust that currently owns and operates a portfolio of 136 communities comprising 47,600 developed sites and approximately 6,800 sites suitable for development mainly in the Midwest and Southeast United States.

(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

FORWARD LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate", "guidance" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's expectations of future events.

For more information about Sun Communities, Inc. visit our website at http://www.suncommunities.com

Jeffrey P. Jorissen
Chief Financial Officer
(248) 208-2500

http://www.suncommunities.com